Exhibit 99.1

News Release

Contact:	Richard L. Greslick, Jr. Secretary (814) 765-9621
FOR IMMEDIATE RELEASE

CNB FINANCIAL CORPORATION HOLDS ANNUAL MEETING

Clearfield, Pennsylvania - April 17, 2018

Following the annual meetings of CNB Financial Corporation [Nasdaq:CCNE] and CNB Bank today, CNB Financial Corporation announced that its shareholders re-elected Class 3 directors Joseph B. Bower, Jr., Robert W. Montler, Joel E. Peterson, and Richard B. Seager each for a three-year term expiring at the 2021 annual meeting.

The following Corporation directors retained their positions but were not standing for election this year: Peter F. Smith, Jeffrey S. Powell, Francis X. Straub, III, Peter C. Varischetti, Richard L. Greslick, Jr., Dennis L. Merrey, Deborah Dick Pontzer, and Nicholas N. Scott.

In addition to the election of directors, shareholders ratified the appointment of CNB Financial Corporation’s independent auditors, Crowe Horwath LLP, for the year ending December 31, 2018 and approved on an advisory basis the Corporation’s compensation program for its named executive officers.

Chairman Peter F. Smith conducted the meeting and welcomed the shareholders present. Mr. Smith then introduced Mr. Joseph B. Bower, Jr., President & Chief Executive Officer of CNB Financial Corporation and CNB Bank and Mr. Brian W. Wingard, Executive Vice President/Chief Financial Officer of CNB Bank and Treasurer of CNB Financial Corporation to address the shareholders. Mr. Wingard presented a summary of the Corporation’s 2017 financial performance, including its net income, earnings per share, return on average assets and return on average equity. Mr. Wingard also discussed the Corporation’s stable net interest margin from 2014 through 2017, as well as the Corporation’s capital position.

Mr. Bower then presented an overview of the Corporation’s three strategic principles that will result in the Corporation’s ongoing ability to produce significant rewards. The first principal is to be the source of exceptional experiences, which comprises both customer experiences and employee experiences. The second principal is to foster an environment of leadership, which is a philosophy that embraces leadership in local communities, leadership in the financial services industry, and leadership within the Corporation. The third principal is to position the Corporation for long-term growth, which includes a solid foundation of technology, continued integration into the communities that the Corporation serves, and a focus on developing asset growth through growth in core deposits. The Corporation’s long-term growth strategy also includes an emphasis on maximizing the potential of the existing branch office network and continually researching new markets and franchises to provide for future expansion.

Mr. Bower next presented an overview of the 2017 significant events that occurred in CNB Bank and each of CNB Bank’s community banking divisions – ERIEBANK, FCBank, and BankOnBuffalo. Mr. Bower then summarized the Corporation’s financial performance for the first quarter of 2018, which included net income of $7.1 million and earnings per share of $0.46. Mr. Smith concluded the meeting with a special thank you to retired board members Mr. William F. Falger and Mr. James B. Ryan, noting the positive impact both have had on the Corporation.

Inquiries regarding Investor Relations of CNB Financial Corporation stock (CCNE) will be answered by phoning (814) 765-9621.

CNB Financial Corporation is a financial holding company with consolidated assets of approximately $2.9 billion that conducts business primarily through CNB Bank, CNB Financial Corporation’s principal subsidiary. CNB Bank is a full-service bank engaging in a full range of banking activities and services, including trust and wealth management services, for individual, business, governmental, and institutional customers. CNB Bank operations include a private banking division, one loan production office, and 41 full-service offices in Pennsylvania, Ohio, and New York. CNB Bank’s divisions include ERIEBANK, based in Erie, Pennsylvania with offices in northwest Pennsylvania and northeast Ohio; FCBank, based in Worthington, Ohio with offices in central Ohio; and BankOnBuffalo, based in Buffalo, New York with offices in northwest New York. CNB Bank is headquartered in Clearfield, Pennsylvania with offices in central and north central Pennsylvania. More information about CNB Financial Corporation and CNB Bank may be found on the Internet at www.cnbbank.bank.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond CNB’s control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” CNB’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. For more information about factors that could cause actual results to differ from those discussed in the forward-looking statements, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of and forward-looking statement disclaimers in CNB’s annual and quarterly reports.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this press release. CNB undertakes no obligation to publicly update or revise any forward-looking statements included in this press release or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur and you should not put undue reliance on any forward-looking statements.